Exhibit 99.4

EXXON MOBIL CORPORATION

2001 NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

(as amended and restated on September 26, 2007)

1.

Purpose

The Plan was originally adopted to provide nonemployee directors with an opportunity to defer cash compensation as a director.  The Plan was amended and restated on September 26, 2007, to provide for termination of the Plan.

2.

Definitions

In the Plan, the following definitions apply:

"Account" means an account maintained by the Corporation under the Plan for deferred cash and deferred stock units.

"Administrator" means the Secretary of the Corporation.

"Board" means the Board of Directors of the Corporation.

"Compensation" means the cash retainer payable to a nonemployee director for service on the Board, for service as member of any Board committee, and for service as chairman of any Board committee, together with other cash fees, if any, payable to a nonemployee director in that capacity for attending meetings or otherwise for service on the Board or any Board committee.  Grants of restricted stock and reimbursement of expenses do not constitute compensation for purposes of the Plan.

"Corporation" means Exxon Mobil Corporation, a New Jersey corporation, and its successors.

"Deferred cash" means a credit to a participant's account that represents the right to receive a cash payment equal to the credited amount plus deemed interest on settlement of the account.

"Deferred stock unit" means a credit to a participant's account that represents the right to receive a cash payment equal to the fair market value of one share on settlement of the account.

"Fair market value" means, for any trading date, the average of the high and low sales prices for shares as reported on the Consolidated Tape during the New York Stock Exchange regular session on such date.

"Nonemployee director" means a member of the Board who is not also an employee of the Corporation or any affiliate of the Corporation.

"Participant" means each nonemployee director who has elected to defer compensation under the Plan.

"Plan" means this Exxon Mobil Corporation 2001 Nonemployee Directors' Deferred Compensation Plan, as it may be amended from time to time.

"Share" means a share of common stock of the Corporation.

3.

Administration

The Board and, subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms, and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan.

4.

Deferral Elections

Participant elections to defer compensation under the Plan shall remain in effect through calendar year 2007.  Effective January 1, 2008, no additional compensation may be deferred under the Plan.

5.

Deferred Compensation Account

(a)  Maintenance of Accounts.  The Corporation will maintain an account for each participant until the accrued balance of such account has been settled.  Accounts under the Plan are unfunded and represent only an unsecured claim against the general assets of the Corporation.

(b)  Deferred Cash.  Compensation deferred in the form of deferred cash shall continue to be credited to the participant's account on the date such compensation would otherwise have been payable absent the election to defer through December 31, 2007.  In addition, at the end of each calendar month the deferred cash credits in the account shall be increased by an amount equal to deemed interest, at such reasonable rate per annum as may be determined from time to time by the Administrator, upon the average daily balance of deferred cash in the account during such month.  Deferred cash balances will continue to accrue deemed interest through the calendar month immediately prior to the month in which such balances are settled.

(c)  Deferred Stock Units.  For compensation deferred in the form of deferred stock units, a number of units shall continue to be credited to the participant's account at the time such compensation would otherwise have been payable absent the election to defer through December 31, 2007.  The number of units credited shall equal (i) the otherwise payable amount divided by (ii) the fair market value of a share on the last trading day preceding the credit date.  In addition, on each date on which a cash dividend is payable on the shares, the participant's account shall be credited with a number of units equal to (i) the per share cash dividend times the number of deferred stock units then credited to the account, divided by (ii) the fair market value of a share on the last trading day preceding the dividend payment date.  Accounts shall be credited with fractional deferred stock units, rounded to the third decimal place.  Deferred stock unit balances will continue to accrue dividend equivalents through the date such balances are distributed to the participant.

(d)  Adjustments.  In case of a stock  split, stock dividend, or other relevant change in capitalization, the number of deferred stock units credited to a participant's account shall be adjusted in such manner as the Administrator deems appropriate.

(e)  No Reallocations.  Participants shall have no right to change existing  deferral elections or to reallocate account balances between deferred cash and deferred stock units.

6.

Valuation

The value of an account as of any date on which a settlement payment is to be made shall be the sum of (a) the amount of deferred cash then credited to the account, with deemed interest credited through the most recent month end, plus (b) an amount equal to the number of deferred stock units then credited to the account times the fair market value of a share on the last trading day preceding the payment date.

7.

Settlement

(a)  Election.  On or before December 31, 2007, each participant shall elect either lump sum settlement or installment settlement of the participant's account as provided in this Section.  If a participant makes no affirmative election by December 31, 2007, the participant will be automatically deemed to have elected lump sum settlement.  The settlement election provided in this Section replaces any prior settlement election a participant has made under the Plan.

(b)  Lump Sum.  If a participant elects lump sum settlement, an amount of cash equal to the value of the account shall be paid to the participant on January 15, 2008.

(c)  Installment Payments.  If a participant elects settlement in installments, an amount of cash equal to one-half the value of the account determined in accordance with Section 6 shall be paid to the participant on January 15, 2008, and an amount of cash equal to the remaining value of the account shall be paid to the participant on January 15, 2009.  Each installment payment shall be debited to the deferred cash and deferred stock units in a participant's account on a pro-rata basis.

(d)  Payment on Death.  Notwithstanding a participant's settlement election, in the event of a participant's death an amount of cash equal to the remaining value of the account shall be paid in a lump sum to the participant's estate or permitted designated beneficiary as soon as practicable.

(e)  No early withdrawal.  No withdrawal may be made from a participant's account except as provided in this Section.

(f)  Cash settlement only.  Settlement of accounts under this Plan shall be made only in cash.

8.

Beneficiary Designation

Participants may designate a beneficiary to be paid any amounts remaining unpaid under this Plan on the death of the participant, provided that such designation will only be given effect if the designation is expressly authorized as a non-testamentary transfer under applicable laws of descent and distribution as determined by the Administrator.  Beneficiary designations shall be subject to such forms, requirements and procedures as the Administrator may establish from time to time.

9.

Non-Assignability

The right of a participant to receive any unpaid portion of the participant's account may not be assigned or transferred except by will or the laws of descent and distribution (including permitted beneficiary designations),  and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.

10.

Termination; Amendment

After accounts under the Plan have been settled the Plan will terminate.  Prior to termination, the Plan may be further amended or modified by the Board.

11.

Governing Law

This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.

12.

Severability

If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.

13.

Compliance

The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a participant's election or delaying settlement of an account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934.